As filed with the Securities and Exchange Commission on February 28, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONCONOVA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3627252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940

(Address, including zip code, of registrant’s principal executive offices)

ONCONOVA THERAPEUTICS, INC. 2013 EQUITY COMPENSATION PLAN

(Full title of the plan)

With copies to:

Ramesh Kumar, Ph.D. President and Chief Executive Officer Onconova Therapeutics, Inc. 375 Pheasant Run Newtown, PA 18940 (267) 759-3680	James J. Marino, Esq. Ella DeTrizio, Esq. Dechert LLP 902 Carnegie Center, Suite 500 Princeton, NJ 08540-6531 (609) 955 3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	858,699 shares	$9.08	$7,796,986.92	$1,004.25

(1)         Represents shares of Common Stock, $0.01 par value per share, of the Registrant (the “Common Stock”) that were automatically added to the shares authorized for issuance under the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan (the “Plan”), on January 1, 2014 pursuant to an “evergreen” provision contained in the Plan.  Pursuant to such provision, on January 1 of each year until 2023, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to the lesser of (a) a number of shares of Common Stock equal to four percent (4%) of the issued and outstanding Common Stock, without duplication, (b) 2,000,000 shares of Common Stock and (c) such lesser number as determined by the board of directors of the Registrant.  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $9.08, the average of the high and low price of the Common Stock as reported on the NASDAQ Global Market on February 25, 2014.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission, or SEC, on September 13, 2013 (File No. 333-191161) is incorporated by reference in this Registration Statement, pursuant to General Instruction E to Form S-8.

ITEM 8. EXHIBITS.

The Exhibit Index immediately preceding the signature page is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newtown, Commonwealth of Pennsylvania, on the 28th day of February, 2014.

ONCONOVA THERAPEUTICS, INC.

By:	/s/ Ramesh Kumar, Ph.D.
Ramesh Kumar, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Onconova Therapeutics, Inc., hereby severally constitute and appoint Ramesh Kumar, Ph.D. and Ajay Bansal, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Onconova Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ramesh Kumar, Ph.D.	Director, President and Chief Executive Officer	February 28, 2014
Ramesh Kumar, Ph.D.	(Principal Executive Officer)

/s/ Ajay Bansal	Chief Financial Officer	February 28, 2014
Ajay Bansal	(Principal Financial Officer)

/s/ James R. Altland	Senior Vice President, Finance & Corporate Development	February 28, 2014
James R. Altland	(Principal Accounting Officer)

/s/ Michael B. Hoffman	Chairman, Board of Directors	February 28, 2014
Michael B. Hoffman

/s/ Henry S. Bienen, Ph.D.	Director	February 28, 2014
Henry S. Bienen, Ph.D.

/s/ Jerome E. Groopman, M.D.	Director	February 28, 2014
Jerome E. Groopman, M.D.

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/s/ Viren Mehta	Director	February 28, 2014
Viren Mehta

/s/ E. Premkumar Reddy, Ph.D.	Director	February 28, 2014
E. Premkumar Reddy, Ph.D.

/s/ Anne M. VanLent	Director	February 28, 2014
Anne M. VanLent

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EXHIBITS INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1

Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 30, 2013 (File No. 001-36020)).

4.2

Amended and Restated Bylaws of Onconova Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 30, 2013 (File No. 001-36020)).

4.3

Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 11, 2013 (File No. 333-189358)).

4.4

Onconova Therapeutics, Inc. 2013 Equity Compensation Plan, and forms of agreement thereunder (incorporated by reference to Exhibit 10.25 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 11, 2013 (File No. 333-189358)).

5.1	Opinion of Dechert LLP regarding the validity of the securities being registered.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of EisnerAmper LLP.

24.1	Power of Attorney (included in signature page).

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